EXHIBIT 10.1

AMENDED AND RESTATED FOURTH AMENDMENT TO LEASE AGREEMENT

THIS AMENDED AND RESTATED FOURTH AMENDMENT TO LEASE AGREEMENT AMENDS, RESTATES AND SUPERSEDES IN ITS ENTIRETY THAT CERTAIN FOURTH AMENDMENT TO LEASE AGREEMENT DATED MARCH 26, 2008, BY AND BETWEEN TENANT (AS DEFINED BELOW) AND LANDLORD (AS DEFINED BELOW).

This Amended and Restated Fourth Amendment to Lease Agreement (this “Fourth Amendment”) is made as of July 15, 2008, by and between ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company (“Landlord”), and MAP PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated June 10, 2004 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated August 2, 2004, as amended by that certain Second Amendment to Lease Agreement dated July 26, 2006, and as further amended by that certain Third Amendment to Lease Agreement dated November 30, 2007 (as amended, the “Lease”), pursuant to which Landlord currently leases to Tenant certain premises consisting of approximately 32,116 rentable square feet (the “Premises”) located at 2400 Bayshore Parkway, Mountain View, California (“2400 Building”), comprised of the Original Premises containing approximately 21,316 rentable square feet and the Expansion Premises containing approximately 10,800 rentable square feet. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things, (i) extend the Base Term of the Lease until June 30, 2012, (ii) expand the Premises on a temporary basis by adding approximately 21,316 rentable square feet in that certain building located at 2450 Bayshore Parkway, Mountain View, California (“Interim Premises”), and (iii) further expand the Premises by adding approximately 10,516 rentable square feet in the 2400 Building (“Second Expansion Premises”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	New Definitions. Effective as of the Interim Premises Commencement Date (as defined in Section 4 below), the following definitions shall be added to the Lease:

“2400 Building: 2400 Bayshore Parkway, Mountain View, California

2400 Premises: That portion of the 2400 Building, containing approximately 32,116 rentable square feet, as determined by Landlord, consisting of the Original Premises and Expansion Premises, as shown on Exhibit D to the Fourth Amendment.

2450 Building: 2450 Bayshore Parkway, Mountain View, California

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Interim Premises: That portion of the 2450 Building, containing approximately 21,316 rentable square feet, as determined by Landlord, as shown on Exhibit A to the Fourth Amendment.

Rentable Area of 2400 Building: 42,632 sq. ft.

Rentable Area of 2450 Building: 42,632sq. ft.”

2.	Amended Definitions.

(a) Effective as of the Interim Premises Commencement Date, the following definitions shall be amended and restated in their entirety as set forth below:

“Building: The 2400 Building and the 2450 Building.

Premises: The 2400 Premises and the 2450 Premises.

Rentable Area of Building: 42,632 sq. ft. for the 2400 Building and 42,632 sq. ft. for the 2450 Building.

Building’s Share of Project: 43.08% for the 2400 Building and 43.08% for the 2450 Building.

Tenant’s Share of the Building: shall mean 75.33% for the 2400 Building and, if Tenant exercises the Interim Premises Extension Right, 50% of the 2450 Building

The defined term “Rentable Area of Premises” is deleted in its entirety.”

If Tenant does not elect to exercise the Interim Premises Extension Right (as defined in Section 4 below), then commencing on the Second Expansion Premises Commencement Date, the meaning all of the defined terms set forth in this Section 2(a) shall revert to the meaning assigned to such terms immediately prior to the Interim Premises Commencement Date.

(b) Effective as of the Second Expansion Premises Commencement Date (as defined in Section 5 below), the following definitions shall be amended and restated in their entirety as set forth below:

“2400 Premises: The entire 2400 Building, containing approximately 42,632 rentable square feet, as determined by Landlord, consisting of the Original Premises, Expansion Premises and the Second Expansion Premises.

Second Expansion Premises: That portion of the 2400 Building, containing approximately 10,516 rentable square feet, as determined by Landlord, as shown on Exhibit C to the Fourth Amendment.

Tenant’s Share of the Building: shall mean 100% for the 2400 Building and, if Tenant exercises the Interim Premises Extension Right, 50% of the 2450 Building.”

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

3.	Term. The definition of Base Term on page 1 of the Lease is hereby amended and restated as follows:

“Base Term: A term beginning on the Commencement Date and ending with respect to (i) the 2400 Premises at 11:59 p.m. on June 30, 2012 (“Expiration Date”), and (ii) the Interim Premises at 11:59 p.m. on March 31, 2010, unless Tenant elects to exercise the Interim Premises Extension Right in which case the term with respect to the Interim Premises will expire on the Expiration Date.”

4.	Interim Premises. In addition to the Original Premises and the Expansion Premises, commencing on the date Landlord delivers the Interim Premises to Tenant (“Interim Premises Commencement Date”), Landlord leases to Tenant, and Tenant leases from Landlord the Interim Premises. The “Target Interim Premises Commencement Date” is September 1, 2008. If Landlord fails to timely deliver the Interim Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the Interim Premises shall not be void or voidable. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Interim Premises Commencement Date when the same is established in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Landlord agrees to reimburse Tenant for all reasonable costs associated with moving and relocation to the Interim Premises, including, but not limited to, relocation planning and management, moving services and moving coordination up to a maximum of $12,500. In addition, Landlord agrees to reimburse all reasonable costs incurred by Tenant to date with respect to the planned build out work at the Second Expansion Premises. Tenant shall be required to provide invoices and evidence of payment for all costs for which Tenant seeks reimbursement pursuant to this paragraph.

Landlord shall be required at its sole cost to construct Landlord’s Work (as defined below) in the Interim Premises. Tenant acknowledges that following the Interim Premises Commencement Date, Landlord shall require access to portions of the Interim Premises in order to complete Landlord’s Work. Landlord and its contractors and agents shall have the right to enter the Interim Premises to perform Landlord’s Work and Tenant shall cooperate with Landlord in connection with the same. Tenant acknowledges that Landlord’s performance of Landlord’s Work may adversely affect Tenant’s use and occupancy of the Interim Premises during the time when such work is being performed. Tenant waives all claims against Landlord in connection with Landlord’s Work including, without limitation, claims for rent abatement. As used herein, “Landlord’s Work” shall mean Phase 1 of the work described on Exhibit A attached to this Fourth Amendment. Landlord agrees to use reasonable efforts to complete Phase 1 of Landlord’s Work on or before December 15, 2008.

Prior to the Interim Premises Commencement Date, Landlord shall, subject to the provisions of Landlord’s standard non-reliance letter, provide Tenant with copies of the documentation in Landlord’s possession including any applicable signoffs from any governmental entities relating to the environmental condition of the first floor of area of the Interim Premises. At its own expense, Tenant may perform its own inspection to confirm the environmental condition of that the first floor area of the Interim Premises, and Landlord agrees to review the report of said inspection and perform work reasonably recommended in the report provided that Landlord, in the exercise of its reasonable discretion, agrees that such work is necessary.

Except for Landlord’s Work, Landlord shall deliver the Interim Premises in good condition as of the Interim Premises Commencement Date. Except as provided for in the Lease, Landlord shall have no obligation for any defects in the Interim Premises. Tenant’s taking possession of the Interim Premises shall be evidence that Tenant accepts the Interim Premises and that the Interim Premises were in good condition at the time possession was taken.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Interim Premises, and/or the suitability of the Interim Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Interim Premises is suitable for the Permitted Use.

Tenant shall have the right (the “Interim Premises Extension Right”) to extend the term of the Lease with respect to the Initial Premises until the Expiration Date by giving Landlord written notice of its election to exercise the Interim Premises Extension Right on or before December 31, 2009. Alternatively, at Tenant’s sole option, on or before December 31, 2009, Tenant may exercise the Interim Premises Extension Right with respect to only one portion of the Interim Premises, such portion being either: that portion of the Interim Premises consisting of approximately 10,434 rentable square feet currently being leased by Revance at the 2450 Building (the “Revance Interim Premises”) or 2) that portion of the Interim Premises consisting of approximately 10,882 rentable square feet currently being leased by Cambrios at the 2450 Building (the “Cambrios Interim Premises”). Prior to Tenant’s exercising the Interim Premises Extension Right, Landlord shall have the right to show the Interim Premises to prospective tenants; provided; however, that Landlord provides Tenant with reasonable advance notice of any showings and uses reasonable efforts to minimize interference with Tenant’s business.

If Tenant elects to exercise the Interim Premises Extension Right, in whole or in part, as set forth above, Tenant shall have no right to rescind its election or elect not to extend the term of the Lease for the applicable premises. If Tenant elects to exercise the Interim Premises Extension Right, Landlord shall at its sole cost construct Phase 2 of the Landlord’s Work described on Exhibit B attached to this Fourth Amendment and the provisions of the third paragraph of this Section 4 shall apply to such Landlord’s Work. If Tenant elects to exercise said option with respect to the Revance Interim Premises (the “Revance Interim Premises Extension Right”) or the Cambrios Interim Premises (the “Cambrios Interim Premises Extension Right”), Landlord shall at its sole cost construct that portion of Phase 2 of the Landlord’s Work described on Exhibit B as applies to the premises for which Tenant is exercising its extension right. Landlord shall use reasonable efforts to complete the applicable portion of Phase 2 of Landlord’s Work within 6 months after Tenant exercises the Interim Premises Extension Right.

If Tenant does not exercise the Interim Premises Extension Right, in whole or in part, as set forth above, Tenant shall vacate that portion of the Interim Premises for which it is not exercising such extension right on or before March 31, 2010, and deliver possession thereof to Landlord in the condition which the Premises are required by the terms of this Lease to be delivered to Landlord at the expiration of the Term (including, without limitation, compliance with the surrender provisions) and Tenant shall have no further obligations under the Lease with respect to the Interim Premises or any portions thereof after March 31, 2010, except for those accruing prior to March 31, 2010, and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease. In addition, if Tenant does not exercise the Interim Premises Extension Right, in whole or in part, as set forth above, Landlord will reimburse all reasonable costs incurred by Tenant associated with its relocation to the Second Expansion Premises up to a maximum of $20,000. Tenant shall be required to provide invoices and evidence of payment for all costs for which Tenant seeks reimbursement pursuant to the preceding sentence.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

If, pursuant to the terms of this Fourth Amendment, Landlord constructs Phase 2 of Landlord’s Work in any portion of the Interim Premises, then, upon Tenant’s vacating of such portion of the Interim Premises, Tenant shall be required to pay to Landlord 50% of the cost reasonably estimated by Landlord to restore the applicable portion of the Interim Premises to its condition prior to the construction of Phase 2 of Landlord’s Work. The provisions of the preceding sentence shall not apply in the event that the term of the Lease for the Premises (including the applicable portion of the Interim Premises) is extended until at least September 30, 2015 or Tenant enters into the New Lease (as defined in Section 12 hereof).

5.	Second Expansion Premises. In addition to the Original Premises, the Expansion Premises and, if Tenant elects to exercise Tenant’s Interim Premises Extension Right, the Interim Premises, commencing on the Second Expansion Premises Commencement Date, Landlord leases to Tenant, and Tenant leases from Landlord the Second Expansion Premises.

Landlord shall use reasonable efforts to deliver the Second Expansion Premises to Tenant on or before Target Second Expansion Premises Commencement Date (“Delivery” or “Deliver”). The “Second Expansion Premises Commencement Date” shall be the date Landlord delivers the Second Expansion Premises to Tenant. The “Target Second Expansion Premises Commencement Date” is February 1, 2010. If Landlord fails to timely Deliver the Second Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the Second Expansion Premises shall not be void or voidable. Notwithstanding the foregoing, If Landlord does not Deliver the Second Expansion Premises to Tenant by May 1, 2010, for any reason other than Force Majeure delays, this Lease with respect to the Second Expansion Premises only may be terminated by Tenant by written notice to Landlord. If Tenant does not elect to void this Lease with respect to the Second Expansion Premises on or before May 6, 2010, such right to void this Lease with respect to the Second Expansion Premises shall be waived and this Lease shall remain in full force and effect.

Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Second Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Tenant and Landlord acknowledge and agree that as of the date of this Fourth Amendment, the Second Expansion Premises is leased to Revance Therapeutics, Inc. (“Revance”) pursuant to a Lease Agreement between Revance and Landlord (as may be amended, the “Revance Lease”), and that Revance has possession of the Second Expansion Premises until January 31, 2010 pursuant to the terms of the Revance Lease. Tenant and Landlord further acknowledge and agree that it shall be a condition precedent (“Condition Precedent”) to Landlord’s Delivery of the Second Expansion Premises pursuant to this Fourth Amendment that Revance surrender the Premises in accordance with the terms of the Revance Lease. Neither Landlord nor Tenant shall have any liability whatsoever to each other relating to or arising from Landlord’s inability or failure to cause the Condition Precedent to be satisfied. Landlord agrees that it shall not agree to extend the term of the Revance Lease and will take reasonable steps to cause the Condition Precedent to be satisfied; provided, however, that Landlord shall not be required to take any legal action against Revance or expend any funds to satisfy the Condition Precedent.

Landlord shall deliver the Second Expansion Space to Tenant on the Second Expansion Premises Commencement Date in reasonably good condition for second generation space, subject to normal wear and tear, and subject to Tenant’s right to conduct a walk-through of the Second Expansion Premises and deliver a list of minor correction items to Landlord on or before the Second Expansion Premises Commencement Date. Except as otherwise provided for in the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Lease, Landlord shall have no obligation for any defects in the Second Expansion Premises. Tenant’s taking possession of the Second Expansion Premises shall be conclusive evidence that Tenant accepts the Second Expansion Premises and that the Second Expansion Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Second Expansion Premises, and/or the suitability of the Second Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Second Expansion Premises is suitable for the Permitted Use.

6.	Security Deposit. Landlord and Tenant acknowledge and agree that Landlord is currently holding a Security Deposit in the form of a Letter of Credit in the amount of $309,788.18.

7.

Base Rent for 2400 Premises. From July 1, 2008, through the Second Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Original Premises and the Expansion Premises in the amount of $77,447.44 per month. Commencing on the Second Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Original Premises, the Expansion Premises and the Second Expansion Premises in the amount of $109,555.42 per month and thereafter on each subsequent February 1st during the Base Term, Base Rent for the Original Premises, the Expansion Premises and Second Expansion Premises shall be adjusted by multiplying the Base Rent payable for the Original Premises, the Expansion Premises and Second Expansion Premises immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent for the Original Premises, the Expansion Premises and Second Expansion Premises payable immediately before each adjustment.

8.	Base Rent for Interim Premises in 2450 Building. Tenant shall not be required to pay Base Rent for the Interim Premises until December 31, 2008. Commencing on January 1, 2009, through January 31, 2010, Tenant shall be required to pay Base Rent for the Interim Premises in the amount of $10,000.00 per month.

If Tenant exercises the Interim Premises Extension Right, commencing on April 1, 2010, through January 31, 2011, Tenant shall pay Base Rent for the Interim Premises in the amount of $54,966.00 per month. If Tenant exercises the Revance Interim Premises Extension Right, commencing on April 1, 2010, through January 31, 2011, Tenant shall pay Base Rent for the Revance Interim Premises in the amount of $2.40 per rentable square foot per month. If Tenant exercises the Cambrios Interim Premises Extension Right, commencing on April 1, 2010, through January 31, 2011, Tenant shall pay Base Rent for the Cambrios Interim Premises in the amount of $2.75 per rentable square foot per month. Commencing on February 1, 2011, and thereafter on each subsequent February 1st during the Base Term, Base Rent for the Interim Premises, the Revance Interim Premises or the Cambrios Interim Premises, as applicable, shall be adjusted by multiplying the Base Rent payable for the such premises immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent for such premises.

9.	Operating Expenses. Commencing on the Second Expansion Premises Commencement Date, clauses (x), (y) and (z) of Section 5 of the Lease and the first sentence of the first full paragraph following (z) of Section 5 of the Lease are amended and restated as follows:

“(x) insurance deductibles for (i) earthquake, but only to the extent that Tenant’s Share of such deductibles exceed $5 per rentable square foot of the Premises, (ii) property damage insurance, but only to the extent that Tenant’s Share exceeds $25,000, and (iii) liability insurance, but only to the extent that Tenant’s Share exceeds $25,000.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, instead of paying Tenant’s Share of the part of Operating Expenses attributable to capital repairs and improvements, Tenant shall pay $0.05 per rentable square foot of the Premises (the “Capital Reserves”) to Landlord on the first day of each month during the Term.”

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Operating Expenses with respect to the Interim Premises from the Interim Premises Commencement Date through March 31, 2010. If Tenant exercises the Interim Premises Extension Right, in whole or in part, commencing on April 1, 2010, Tenant shall be required to commence paying Operating Expenses with respect to the Interim Premises, the Revance Interim Premises or the Cambrios Interim Premises, as applicable.

10.	Tenant Improvement Allowance. In addition to any sums expended by Landlord on Phase 1 and Phase 2 of Landlord’s Work, as set forth in section 4 above, Landlord shall make available to Tenant a tenant improvement allowance of up to $45,000 (the “Additional TI Allowance”), such allowance to be used for the construction of fixed and permanent improvements in the Second Expansion Premises desired by and performed by Tenant (subject to Landlord’s supervision) and which improvements shall be of a fixed and permanent nature (the “Premises Improvements”). Tenant acknowledges that (i) Landlord’s prior written consent shall be required with respect to the Premises Improvements (which consent shall be granted or withheld in accordance with the standards established in Section 12 of the Lease), which also shall define any required restoration of the Second Expansion Premises at the end of the Term, and (ii) upon the expiration of the Term of the Lease, the Premises Improvements shall become the property of Landlord and may not be removed by Tenant. Notwithstanding anything to the contrary contained herein, the Additional TI Allowance shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, lab equipment, process equipment and other scientific equipment not incorporated into the Premises Improvements. All furniture, personal property or other non-Building system materials or equipment paid for by Tenant shall be the sole property of Tenant unless the same constitute Installations (as defined in Section 12 of the Lease). Except for the Additional TI Allowance, Tenant shall be solely responsible for all of the costs of the Premises Improvements. The Premises Improvements shall be treated as Alterations and shall be undertaken pursuant to Section 12 of the Lease. Landlord shall have the right to approve the contractor for the Premises Improvements. Landlord shall not unreasonably delay its approval of such contractor. Landlord shall fund the Additional TI Allowance upon completion of the Premises Improvements and upon presentation to Landlord of a draw request containing unconditional lien waivers. Promptly following completion of the Premises Improvements and prior to funding by Landlord, Tenant shall provide to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did work on the Premises Improvements and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for the Premises Improvements.

Tenant acknowledges and agrees that, notwithstanding anything to the contrary contained in the Lease, other than Phase 1 and Phase 2 of Landlord’s Work, Landlord requires that, where such restoration has been agreed as set forth in the preceding paragraph, Tenant remove the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Premises Improvements and restore the Premises to its original condition prior to the installation of the Premises Improvements (“Premises Restoration”) at the expiration or earlier termination of the Lease. If, as of the expiration or earlier termination of the Term, Tenant has not removed the Premises Improvements and completed the Premises Restoration as required hereunder, Landlord may undertake the removal of the Premises Improvements and the Premises Restoration. If Landlord undertakes the removal of the Premises Improvements and the Premises Restoration, Tenant shall pay to Landlord, within 10 days after written demand by Landlord, the costs and expenses incurred by Landlord to complete the removal of the Premises Improvements and Premises Restoration.

11.	Right to Extend Term. Effective as of the date of this Fourth Amendment, Section 39 of the Lease is hereby deleted in its entirety and replaced with the following:

“39.	Right to Extend Term.

(a) Extension Right. Tenant shall have 1 option (an “Extension Right”) to extend the Term of this Lease for the entire Premises for an additional term of 3 to 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than as to the amount of Base Rent) by giving Landlord written notice (the “Election Notice” ) of its election to exercise the Extension Right and the desired length of the Extension Term at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease. If Tenant fails to specify the length of the desired Extension Term in the Extension Notice, Tenant shall be deemed to have elected to extend the Term for 3 years.

Upon the commencement of the Extension Term, Base Rent shall be equal to the greater of (i) an amount equal to the Base Rent payable during the last year of the Base Term multiplied by 103.5%, and (ii) the then prevailing Extension Market Rate (as defined below). Thereafter, Base Rent shall be adjusted on each annual anniversary of the commencement of the Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before each adjustment. As used herein, “Extension Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Extension Market Rate, the parties shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise its Extension Right by delivering the Election Notice to Landlord as required pursuant to this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of parties deemed election to arbitrate Extension Market Rate, each party shall deliver to the other a proposal containing the Extension Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Extension Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Extension Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term until such determination is made. After the determination of the Extension Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Extension Market Rate for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Francisco metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Francisco metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease, which Default has not been timely cured by Tenant; or

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times during the Term, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.”

12.	Termination Right. If Tenant has entered into a new lease agreement (“New Lease”) with [***] (“Landlord’s Affiliate”) pursuant to which Tenant shall lease space consisting of at least [***] rentable square feet at that certain real property located at [***] (“New Premises”), subject to the construction of a building at [***] by Landlord’s Affiliate, for a term acceptable to Landlord and Landlord’s Affiliate and, otherwise, upon terms and conditions acceptable to Landlord’s Affiliate and Tenant in their respective sole discretion, this Lease shall terminate one month after the date (“New Lease Commencement Date”) that Tenant commences to pay base rent under the New Lease for the New Premises. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to pay Base Rent for the Premises for the last month of the Term so long as Tenant has commenced paying base rent under the New Lease. Tenant acknowledges that nothing contained herein shall obligate Landlord’s Affiliate in any way to enter into the New Lease nor shall anything contained herein be construed to grant to Tenant any option or right to lease any space at another property owned by Landlord, Landlord’s Affiliate or any of Landlord’s other affiliates. If this Lease is terminated pursuant to this Section 12, then, upon the New Lease Commencement Date, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the New Lease Commencement Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the New Lease Commencement Date, including the obligation to pay Rent through the New Lease Commencement Date, and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

13.	Miscellaneous.

(a) This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

(c) This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this Fourth Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

(e) Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Fourth Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

TENANT:

MAP PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Timothy S. Nelson
Its:	President and Chief Executive Officer

LANDLORD:

ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Assistant VP – Real Estate Legal Affairs

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.